UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2010

Live Nation Entertainment, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of Live Nation Entertainment, Inc. (the “Company”) was held on December 2, 2010. At the 2010 Annual Meeting:

1.	Irving L. Azoff, Mark Carleton, Jonathan F. Miller, Michael Rapino and Mark S. Shapiro were elected as Class I directors to serve for a term of three years expiring in 2013 or until their successors are elected and qualified; and

2.	the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year was ratified.

The final results of the voting at the 2010 Annual Meeting were as follows:

Proposal No. 1 – Election of Directors
Nominees	For	Withheld	Broker Non-Votes
Irving L. Azoff	117,803,262	26,002,267	8,078,079
Mark Carleton	112,897,958	30,907,571	8,078,079
Jonathan F. Miller	117,840,726	25,964,803	8,078,079
Michael Rapino	117,814,260	25,991,269	8,078,079
Mark S. Shapiro	112,041,434	31,764,095	8,078,079

Proposal No. 2 – Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010
For	Against	Abstained
151,753,221	102,936	27,451

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

December 3, 2010	By:	Brian Capo

Name: Brian Capo
Title: Senior Vice President and Chief Accounting Officer